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                                   EXHIBIT 12

                 TRANSAMERICA FINANCE CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                  Six Months Ended June 30,
                                                       1994          1993
                                                      ________   _________
                                               (dollar amounts in millions)

Fixed charges:
  Interest and debt expense . . . . . . . . . . . .    $  220.8   $  212.0
  One-third of rent expense . . . . . . . . . . . .        10.0        9.6
                                                      ________   _________

     Total. . . . . . . . . . . . . . . . . . . . .    $  230.8   $  221.6
                                                       ========   ========

Earnings:
  Income before income taxes. . . . . . . . . . . .    $  151.8   $  137.8
  Fixed charges . . . . . . . . . . . . . . . . . .       230.8      221.6
                                                      ________   _________

     Total. . . . . . . . . . . . . . . . . . . . .    $  382.6   $  359.4
                                                       ========   ========
Ratio of earnings to fixed charges. . . . . . . . .        1.66       1.62
                                                       ========   ========



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